Exhibit 99.1

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Hertz Announces Colleen Batcheler as New General Counsel

Current General Counsel M. David Galainena announces retirement

ESTERO, Fla., April 14, 2022 – Hertz (NASDAQ: HTZ) today announced that Colleen Batcheler will join the company as executive vice president, general counsel and secretary, effective May 20. Batcheler will lead global governance for Hertz, which encompasses legal, compliance and government affairs. Batcheler’s appointment will follow the retirement of Dave Galainena, who has served as executive vice president, general counsel and secretary for the past three years and has practiced law for nearly 40 years. Dave will continue with the company through June 30 to facilitate a transition.

“We are excited to have Colleen join our leadership team at a time of considerable opportunity for Hertz to engage its customers and to lead the industry in the future of mobility and travel,” said Hertz CEO Stephen Scherr. “Colleen’s strategic thinking and deep experience with formidable consumer brands will better position Hertz to execute on its core priorities of electrification, shared mobility and the delivery of a digital-first customer experience.”

“I also want to congratulate Dave on his retirement and thank him for his many contributions to Hertz, which includes helping the company complete its successful restructuring last year and establishing a strong foundation for the future,” said Scherr.

Batcheler has more than 15 years of experience as a business-oriented general counsel and senior leader and more than 20 years of experience advising public companies. Since 2009, Colleen has served as executive vice president, general counsel and corporate secretary at Conagra Brands, Inc., one of North America’s leading branded food companies, where she has spent the past 16 years, overseeing all legal and governmental affairs for the company. Prior to joining Conagra, Batcheler was vice president and corporate secretary at Albertson's, Inc., associate counsel with The Cleveland Clinic Foundation and an associate with the law firm of Jones Day.

“I’m thrilled to join Hertz at this pivotal time for the company,” said Batcheler. “The company’s strategic focus and investment in the future of mobility presents an exciting opportunity and I look forward to working alongside the leadership at Hertz and with all the talented team members around the world to drive the business forward.”

Colleen serves as a trustee of the Latin School of Chicago and is an emeritus trustee of Case Western Reserve University. She earned a B.A., in political science from the State University of New York College at Fredonia, and her J.D. from Case Western Reserve School of Law.

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About Hertz

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release include "forward-looking statements" within the meaning of applicable securities laws and regulations. These statements often include words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts" or similar expressions. These statements are based on the Hertz's current views with respect to future events and the timing of the tender offer. These forward-looking statements are subject to a number of risks and uncertainties including prevailing market conditions, as well as other factors. Forward-looking statements represent Hertz's estimates and assumptions only as of the date that they were made, and, except as required by law, Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.